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                                                            Exhibit 10.13


                                VOTING AGREEMENT

          Voting Agreement (the "Agreement") dated as of the 2nd day of June 1995, among International Sports Wagering Inc., a Delaware corporation (the "Company"), Barry Mindes (the "Founder"), and the investors listed on Schedule A hereto (the "Investors").

                              W I T N E S S E T H:

          WHEREAS, the Company and the Investors have entered into a Purchase Agreement of even date herewith (the "Purchase Agreement"), pursuant to which the Investors shall purchase certain shares of the Company's Common Stock (the "Common Stock") and Warrants to purchase the Company's Common Stock (the "Warrants"); and

          WHEREAS, a condition to the obligations of the parties under the Purchase Agreement is that the Company, the Founder and the Investors enter into this Voting Agreement for the purpose of setting forth the terms and conditions under which the Investors and the Founder shall, in certain cases, vote their respective shares of the Company's Common Stock in the election of directors.

          NOW, THEREFORE, in consideration of the premises, and the mutual covenants and agreements contained herein, the parties hereby agree as follows:

1.   SELECTION OF DIRECTORS.

     (a) AGREEMENT TO CONSTITUTE BOARD. The Company's Board of Directors shall consist of five (5) members. The Investors and the Founder hereby agree and covenant to vote all of the Common Stock and other voting securities of the Company then owned by the Investors and Founder, respectively, or as to which the Investors and the Founder have voting power, at a meeting of stockholders or by written consent in lieu of a meeting, to cause to be elected or appointed to the Board of Directors of the Company; the Investors' Representatives (as defined in Section 1(b) below); and (ii) the Founder's Representatives (as defined in Section 1(b) below.

     (b) INVESTOR'S REPRESENTATIVES. The Investors' representatives shall consist of two persons selected by the Investors (the "Investor's
Representatives").

     (c) FOUNDER'S REPRESENTATIVES. The Founder's representatives shall consist of three persons selected by the Founder (the "Founder's
Representatives").

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     (d)  SUCCESSOR DIRECTORS.  In the event that any of the persons nominated pursuant to Sections 1(b) or (c) is unable or unwilling to serve as a director, then the parties hereto agree to nominate and elect successors as follows:

          (i) If the director in question is a nominee of the Investors, then the successor director shall be nominated by the Investors and all of the parties hereto agree to vote in favor of such nominee; and

          (ii) If the director in question is a nominee of the Founder then the successor director shall be nominated by the Founder, and all of the parties hereto agree to vote in favor of such nominee.

In addition, the Investors and the Founder agree to vote their voting securities for the removal (including removal without cause) of any director upon instructions in writing to such effect from the party that designated such director.

     (e) SPECIFICATION OF DESIGNEES. Each of the parties entitled to designate one or more of the directors shall notify the Company and the other parties hereto of such designee within ten (10) days of receipt from the Company of notice of any proposed stockholder meeting or the taking of any other action for the purpose of electing directors. If a designee is not specified as provided herein, the existing designees of such party or parties shall be elected or appointed in accordance with this Agreement.

     (f) BOARD MEMBERS. The members of the Board of Directors as of the Second Closing (as defined in the Purchase Agreement), shall be comprised of Barry Mindes, two persons designated by Barry Mindes, as the Founder's Representatives, and Eli Oxenhorn and Barry Rubenstein as the Investors' Representatives. All such directors shall remain in office until the next annual meeting of the stockholders of the Company or such time as the stockholders of the Company, pursuant to a special meeting or written consent in lieu thereof, shall elect their successors.

2. LEGEND ON CERTIFICATES. Each certificate representing shares of Common Stock held by the Investors or the Founder, and any assignees or transferees thereof, shall bear the following legend:

     THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A VOTING AGREEMENT DATED AS OF JUNE 2, 1995, WHICH HAS BEEN DEPOSITED WITH THE COMPANY AT ITS PRINCIPAL OFFICE. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE SECRETARY OF THE COMPANY.

     A counterpart of this Agreement shall be deposited with the Company at its principal office and shall be subject to the same


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rights of examination by a stockholder of the Company (or a proposed bona fide assignee or transferee thereof), in person or by agent or attorney, as are the books and records of the Company.

3. NO LIABILITY FOR ELECTION OF RECOMMENDED DIRECTORS. Neither the Company, the Founder, the Investors, nor any officer, director, stockholder, partner, employee or agent of such parties, makes any representation or warranty as to the fitness or competence of the nominee of any party hereunder to serve on the Board of Directors of the Company by virtue of such party's execution of this Agreement or by the act of such party in voting for such nominee pursuant to this Agreement.

4. GRANT OF PROXY. Should the provisions of this Agreement be construed to constitute the granting of proxies, such proxies shall be deemed coupled with an interest and are irrevocable for the term of this Agreement.

5. SPECIFIC ENFORCEMENT. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

6. MANNER OF VOTING. The voting of shares pursuant to this Agreement may be effected in person, by proxy, by written consent, or in any other manner permitted by applicable law.

7. AMENDMENT AND WAIVERS. Any term hereof may be amended and the observance of any term hereof may be waived only with the written consent of each party hereto. Any amendment or waiver so effected shall be binding upon the Company, the Investors and the Founder and any assignee or transferee thereof.

8. STOCK SPLITS, STOCK DIVIDENDS, ETC. In the event of any additional issuance of securities to the Founder or Investors, including but not limited to, any securities issued on a stock split, stock dividend, recapitalization, reorganization or combination, or upon exercise of any stock option or warrant, the securities issued to the Investors or the Founder shall be subject to this Agreement.

9. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating

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the remainder of such provision or the remaining provisions of this Agreement.

10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the state of New York without regard to principles of conflict of laws.

11. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but which shall together constitute a single instrument.

12. ASSIGNEES AND TRANSFEREES. The Investors and the Founder hereby agree, and any transferee or assignee of any voting securities of the Company that are owned by the Investors or the Founder is hereby on notice that, any transfer or assignment of such securities of the Company is conditioned upon such transferee's or assignee's execution and delivery of this Agreement prior to such transfer or assignment for the purpose of becoming a party to this Agreement. Any transfer or assignment of any of such voting securities of the Company in violation of this Section 12 shall be void and be of no force or effect.

13. CAPTIONS. The captions and headings contained in this agreement are for the convenience of the parties only and shall not effect the interpretation or construction of this Agreement.

14. NOTICES. All notices ("NOTICES") hereunder shall be in writing, signed by the party giving or making the same, and shall be delivered personally or sent by internationally recognized courier service or by telex or facsimile transmission to each party entitled to receive the same, at such party's last known address on the books of the Corporation, unless such party shall have previously notified in writing the party sending such Notice of a change of address, in which case it shall be sent to the new address. A copy of each such Notice to the Corporation or the Founder shall also be sent in similar fashion to Rubin Baum Levin Constant & Friedman, 30 Rockefeller Plaza, 29th Floor, New York, New York 10112, Attention: Richard M. Hoffman, Esq. A copy of each such Notice to the Investors shall also be sent in similar fashion to Mr. Matthew Smith, c/o Geo Capital, 767 Fifth Avenue, 45th Floor, New York, New York 10153. All Notices shall be deemed given when delivered, sent or transmitted in accordance herewith.

15. TERM. This Agreement shall terminate and be of no further force or effect upon the first to occur of (a) any merger or sale of the Company in which the Company is not the surviving corporation (other than a merger with or into a wholly-owned subsidiary) or any transaction in which more than 50% of the voting power of the Company is disposed of; (b) the consummation of the Company's sale of its Common Stock or other securities pursuant to a registration statement under the Securities Act of 1933, as amended,

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(other than a registration statement relating either to sale of securities to employees of the Company pursuant to its stock option stock purchase or similar plan or a SEC Rule 145 transaction); or (c) if the Investors and their affiliates do not purchase or cease to own at least twenty-five percent (25%) of the outstanding voting securities of the Company. In the event that the Investors fail to timely exercise all Warrants to purchase 400,000 shares of Common Stock of the Company then the number of Investor's Representatives referred to in Section 1(b) shall be reduced to one person and the number of Founder's Representatives referred to in Section 1(c) shall be increased to four persons, and all other provisions of this Agreement shall continue in accordance with the terms set forth herein.

16. SURVIVAL. The provisions of Section 3 of this Agreement shall survive the termination of this Agreement.

17. EXECUTION BY THE COMPANY. The Company, by its execution in the space provided below, agrees that it will cause the certificate(s) evidencing the shares of Common Stock to bear the legend required by Section 2 herein, and it shall supply, free of charge, a copy of this Agreement to any holder of a certificate evidencing shares of capital stock of the Company upon written request from such holder to the Company at its principal office. The parties hereto do hereby agree that the failure to cause the certificates evidencing the shares of Common Stock to bear the legend required by Section 2 herein and/or failure of the Company to supply, free of charge, a copy of this Agreement as provided under this Section 2 shall not affect the validity or enforceability of this Agreement.

18. OTHER MATTERS. This Agreement shall not effect the rights of the Founder or the Investors with respect to voting on any matters on which stockholders of the Company are entitled to vote, whether granted by law or by the Certificate of Incorporation of the Company, except with respect to the election of directors of the Company.

19.  MISCELLANEOUS.

     (a) This Agreement contains the entire understanding of the parties hereto concerning the subject matter hereof and supersedes any and all prior agreements made by the parties with respect thereto and may not be amended, terminated or discharged, except by an instrument in writing, signed by the party to be charged.

     (b) Each of the parties agrees to execute and deliver any and all documents or other instruments and shall do or cause to be done all such acts or things as may reasonably be necessary or proper to carry out the purposes of this Agreement.

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     (c)  The parties hereto irrevocably consent that any suit, legal action or proceeding with respect to any of the rights or obligations arising directly or indirectly under or relating to this Agreement may be brought in any New York State or United States federal court located in the Borough of Manhattan, City and State of New York, and by execution and delivery of this Agreement each party hereby irrevocably submits to and accepts with regard to any such suit, legal action or proceeding, for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each party irrevocably consents to the service of process in any such suit, legal action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, return receipt requested, to it at its address set forth herein. The foregoing shall not limit the right of any party to serve process in any other manner permitted by law. Each party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any suit, legal action or proceeding arising directly or indirectly under or relating to this Agreement in any court located in the Borough of Manhattan, City and State of New York and hereby further irrevocably waives any claim that a court located in the Borough of Manhattan, City and State of New York is not a convenient forum for any such suit, legal action or proceeding. Each party hereby (i) irrevocably waives any right it may have under the laws of any jurisdiction to commence by publication any suit, legal action or proceeding with respect to this Agreement, and (ii) irrevocably agrees that any suit, legal action or proceeding commenced by it with respect to any rights or obligations arising directly or indirectly under or relating to this Agreement shall be brought exclusively in any New York State or United States federal court located in the Borough of Manhattan, City and State of New York.

     The parties hereto have executed this Agreement as of the and year first written above.


COMPANY:                                     FOUNDER:

INTERNATIONAL SPORTS WAGERING INC.

By: /s/ Barry Mindes                           /s/  Barry Mindes
       -------------------------------            ---------------------------
          Barry Mindes, President                      Barry Mindes

Address:  32 Heights Road                    Address:  32 Heights Road
          Wayne, NJ  07470                             Wayne, NJ  07470
Fax:      201-694-4843                       Fax:      201-694-4843

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                                                                      SCHEDULE A

                              SCHEDULE OF INVESTORS

INITIAL CLOSING:
---------------

Seneca Ventures


Woodland Partners


Woodland Venture Fund


Marilyn Rubenstein


Eli Oxenhorn


SECOND CLOSING:
--------------

DISS Partners


David Nussbaum


Robert Gladstone


William G. Walters


Larry Altman


Shelly Finkel


Gerald Josephson




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INVESTORS, CONT.


Irwin Lieber


Barry Fingerhut


Michael Marocco


Stephen J. Posner


ReiJane Huai


Alan W. Kaufman




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